ARTICLES OF INCORPORATION
OF
MORGAN STANLEY CHINA A SHARE FUND, INC.

ARTICLE I
INCORPORATOR

The undersigned, Ronald E. Robison, whose address is 1221 Avenue of the Americas, New York, New York 10020, being at least eighteen (18) years of age, does hereby form a corporation under the general laws of the State of Maryland.

ARTICLE II
NAME

The name of the corporation (this ‘‘Corporation’’) is:

Morgan Stanley China A Share Fund, Inc.

ARTICLE III
PURPOSES

The purposes for which this Corporation is formed are to act as a closed-end, non-diversified investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended, and to engage in any lawful business or other activity for which a corporation may be organized under the general laws of the State of Maryland now or hereafter in force.

The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

ARTICLE IV
PRINCIPAL OFFICE IN MARYLAND

The address of the principal office of this Corporation in Maryland is ℅ The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

ARTICLE V
RESIDENT AGENT

The name of the resident agent of this Corporation in Maryland is The Corporation Trust Incorporated, whose address is 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

ARTICLE VI
STOCK

This Corporation is authorized to issue one class of stock to be designated ‘‘Common Stock.’’ The total number of shares that this Corporation is authorized to issue is Ten Million (10,000,000) shares of Common Stock, each having a par value of one cent ($0.01). The aggregate par value of all authorized shares of stock of the Corporation having par value is $100,000.

ARTICLE VII
BOARD OF DIRECTORS

The business and affairs of this Corporation shall be managed by and under the direction of the Board of Directors of this Corporation (the ‘‘Board of Directors’’). The number of directors of this

Corporation initially shall be one (1). Thereafter, the number of directors may be increased or decreased pursuant to the bylaws of the Corporation (the ‘‘Bylaws’’); provided, however, that the total number of directors shall not be less than the minimum number required by the general laws of the State of Maryland. A director need not be a stockholder of this Corporation.

The name of the director who will serve until the first annual meeting of stockholders and until his successor is elected and qualified is Ronald E. Robison.

ARTICLE VIII
RIGHTS AND POWERS OF CORPORATION,
BOARD OF DIRECTORS AND OFFICERS

In carrying on its business, or for the purpose of attaining or furthering any of its objects, this Corporation shall have all of the rights, powers and privileges granted to corporations by the laws of the State of Maryland, as well as the power to do any and all acts and things that a natural person or partnership could do as now or hereafter authorized by law, either alone or in partnership or conjunction with others. In furtherance and not in limitation of the powers conferred by statute, and without limiting any other procedures available by law or otherwise to this Corporation, the powers of this Corporation and of the directors and stockholders shall include the following:

Section 8.1.    Conflicts of Interest.    Any director or officer of this Corporation individually, or any firm of which any director or officer may be a member, or any corporation or association of which any director or officer may be a director or officer or in which any director or officer may be interested as the holder of any amount of its stock or otherwise, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of this Corporation, and, in the absence of fraud, no contract or other transaction shall be thereby affected or invalidated; provided, however, that (a) such fact shall have been disclosed or shall have been known to the Board of Directors or the committee thereof that approved such contract or transaction and such contract or transaction shall have been approved or satisfied by the affirmative vote of a majority of the disinterested directors, or (b) such fact shall have been disclosed or shall have been known to the stockholders entitled to vote, and such contract or transaction shall have been approved or ratified by a majority of the votes cast by the stockholders entitled to vote, other than the votes of shares owned of record or beneficially by the interested director or corporation, firm or other entity, or (c) the contract or transaction is fair and reasonable to this Corporation. Any director of this Corporation who is also a director or officer of or interested in such other corporation or association, or who, or the firm of which he or she is a member, is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation which shall authorize any such contract or transaction, with like force and effect as if he or she were not such director or officer of such other corporation or association or were not so interested or were not a member of a firm so interested.

Section 8.2.    Amendment of Articles.    This Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation (as amended from time to time, these ‘‘Articles’’), in the manner now or hereafter prescribed by statute and by these Articles, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE IX
INDEMNIFICATION

This Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of this Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of this Corporation, while a director or officer is or was serving at the request of this Corporation as a director, officer, agent, trustee, partner or employee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by this Corporation in advance of the final disposition of such action, suit or proceeding. Any repeal or modification of this Article IX shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.

This Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person.

The indemnification provided herein shall not be deemed to limit the right of this Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from this Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

ARTICLE X
LIMITATION ON LIABILITY

To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted from time to time, no director or officer of this Corporation shall be personally liable to this Corporation or its stockholders, or any of them, for money damages. Neither the amendment or the repeal of this Article X, nor the adoption of any other provision in these Articles inconsistent with this Article X, shall eliminate or reduce the protection afforded by this Article X to a director or officer of this Corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article X would have accrued or arisen, prior to such amendment, repeal or adoption.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation and acknowledges the same to be his act, and further acknowledges, under the penalties of perjury, that, to the best of his knowledge, information and belief, the matters and facts contained herein are true in all material respects on this 6th day of July, 2006.

/s/ Ronald E. Robison
Ronald E. Robison Sole Incorporator

WITNESS:

/s/ Alice Gerstel